UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 20, 2013

________________________________

CAPRICOR THERAPEUTICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34058	88-0363465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8840 Wilshire Blvd., 2nd Floor, Beverly Hills, CA (Address of principal executive offices)	90211 (Zip Code)

(310) 358-3200

(Registrant’s telephone number, including area code)

Nile Therapeutics, Inc.

63 Bovet Road, Suite 421, San Mateo, CA 94402

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Merger Agreement

Background

On November 20, 2013, pursuant to that certain Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of July 7, 2013, as amended by that certain First Amendment to Agreement and Plan of Merger and Reorganization, dated as of September 27, 2013 (the “First Amendment”), by and among Nile Therapeutics, Inc. (“Nile”), Bovet Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Nile (“Merger Sub”), and Capricor, Inc., a privately-held company incorporated in Delaware (“Capricor”), Merger Sub merged with and into Capricor and Capricor became a wholly-owned subsidiary of Nile (the “Merger”). Immediately prior to the Merger and in connection therewith, Nile filed certain amendments to its certificate of incorporation (the “Charter Amendments”) which: (i) effected a 1-for-50 reverse split of its common stock (the “Reverse Stock Split”), (ii) changed its corporate name from “Nile Therapeutics, Inc.” to “Capricor Therapeutics, Inc.” (the “Name Change”), and (iii) effected a reduction in the total number of authorized shares of common stock from 100,000,000 to 50,000,000, and a reduction in the total number of authorized shares of preferred stock from 10,000,000 to 5,000,000 (the “Share Reduction”). The Nile stockholder proposals regarding the Charter Amendments were approved by the Nile stockholders at a special meeting of stockholders held on November 12, 2013. The Capricor stockholder proposal regarding the adoption of the Merger Agreement was, among other matters, approved by the stockholders of Capricor by written consent. Unless the context otherwise requires, in the discussion set forth in this Current Report on Form 8-K, all references herein to “Capricor Therapeutics” refer to the registrant (and its wholly-owned subsidiary) following the Name Change and completion of the Merger, and all references to “Nile” refer to Nile Therapeutics, Inc., prior to the Name Change and completion of the Merger.

As a result of the Merger and in accordance with the terms of the Merger Agreement, each outstanding share of Capricor common stock was converted into the right to receive approximately 2.07 shares of Capricor Therapeutics common stock, on a post 1-for-50 reverse stock split basis. Each option to purchase Capricor common stock outstanding at the effective time of the Merger was assumed by Capricor Therapeutics at the effective time of the Merger, with each share of Capricor common stock underlying such options being converted into the right to receive approximately 2.07 shares of Capricor Therapeutics common stock, on a post 1-for-50 reverse stock split basis, rounded down to the nearest whole number of shares of Capricor Therapeutics common stock. Following the Merger, each assumed Capricor option has a per share exercise price for Capricor Therapeutics common stock equal to the quotient obtained by dividing the exercise price per share of Capricor common stock subject to such option by approximately 2.07 and rounding the resulting exercise price up to the nearest whole cent. All restrictions on the exercise of each assumed Capricor stock option will continue in full force and effect, and the term, exercisability, vesting schedule and other provisions of the assumed Capricor options will remain unchanged; provided that each assumed Capricor option will, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction.

Due to the 1-for-50 Reverse Stock Split, each share of Nile common stock, and each warrant and option exercisable for Nile common stock, was similarly affected by the 1-for-50 Reverse Stock Split. As a result of the Merger, former Capricor stockholders now own 90% of the outstanding common stock of Capricor Therapeutics, and Nile stockholders own 10% of the outstanding common stock of Capricor Therapeutics, in each case on a fully-diluted basis. The issuance of shares of Capricor Therapeutics common stock to the former Capricor stockholders constitutes a valid “private placement” under the Securities Act of 1933, as amended (the “Securities Act”).

As of November 20, 2013, immediately following the consummation of the Merger and in connection therewith, there were approximately 11,687,835 shares of Capricor Therapeutics common stock issued and outstanding and options and warrants exercisable for a total of approximately 5,220,825 shares of Capricor Therapeutics common stock, in each case on a post-Merger, post-Reverse Stock Split basis.

Nile’s common stock, which was listed on the OTC Markets under the ticker symbol “NLTX,” was suspended for trading as of the close of business on November 20, 2013. Starting November 21, 2013, Capricor Therapeutics’ common stock began trading on the OTC Markets under the symbol “NLTXD.” Capricor Therapeutics’ common stock will begin trading under the symbol “CAPR” starting December 20, 2013.

A description of the Merger Agreement is available in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 9, 2013, which is incorporated herein by reference. A description of the First Amendment is available in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 3, 2013, which is incorporated herein by reference.

Assumed Options Pursuant to the Assumed Capricor, Inc. 2006 Stock Option Plan, the Capricor 2012 Non-Employee Director Stock Option Plan and the Capricor, Inc. 2012 Restated Equity Incentive Plan

Effective as of the effective time of the Merger, Capricor Therapeutics assumed the outstanding stock options of Capricor (the “Assumed Options”) granted under each of the Capricor, Inc. 2006 Stock Option Plan (the “2006 Plan”), the Capricor 2012 Non-Employee Director Stock Option Plan (the “2012 Plan”) and the Capricor, Inc. 2012 Restated Equity Incentive Plan (the “2012 Equity Plan” and, together with the 2006 Plan and the 2012 Plan, the “Option Plans”). Such Assumed Options are subject to the terms of the 2006 Plan, the 2012 Plan or the 2012 Equity Plan, as applicable, and, in each case, are also subject to the terms and conditions of an incentive stock option agreement, non-qualified stock option agreement or other option award as the case may be, issued under the applicable Option Plan. Prior to the Merger, and subject to the Merger becoming effective, the board of directors of Nile adopted each of the Option Plans such that each Option Plan became an equity incentive plan of Capricor Therapeutics after the Merger. Please see Note 4, titled, “Stock Options and Warrants—Stock Options,” in the Notes to Financial Statements in the Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on October 10, 2013 (the “Proxy Statement”), for a discussion of each of the 2006 Plan, the 2012 Plan and the 2012 Equity Plan, which such information is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

In connection with the closing of the Merger on November 20, 2013, Capricor Therapeutics terminated the following agreements: (i) Services Agreement, dated June 24, 2009, between Nile Therapeutics, Inc. and Two River Consulting, LLC (“TRC”), as amended on August 12, 2010 and as amended on March 17, 2011 (the “Services Agreement”); (ii) the employment of Darlene Horton, M.D., pursuant to that certain Letter Agreement between Nile Therapeutics, Inc. and Dr. Horton, dated August 3, 2012, as amended on November 5, 2012 and March 21, 2013 (the “Horton Employment Agreement”); and (iii) the employment of Daron Evans pursuant to that certain Letter Agreement between Nile Therapeutics, Inc. and Mr. Evans, dated March 21, 2013 (the “Evans Employment Agreement”).

Services Agreement

Pursuant to the terms of the Services Agreement, TRC agreed to provide Nile with various clinical development, operational and administrative services, including the services of Joshua A. Kazam as Nile’s President and Chief Executive Officer, for a period of one year. As compensation for such services, Nile paid to TRC a monthly cash fee and issued stock options to TRC. On August 12, 2010, Nile and TRC amended the Services Agreement to extend the term of the Services Agreement. Nile also agreed to issue to designees of TRC a 5-year stock option to purchase shares of Nile’s common stock. On March 17, 2011, Nile and TRC entered into a second amendment to the Services Agreement, pursuant to which the level of services to be provided by TRC was reduced and the monthly cash fee payable to TRC was reduced. The monthly cash fee was further reduced in each of July 2011and April 2012 when certain services were eliminated. On August 1, 2012, Nile and TRC agreed that, upon the appointment of Dr. Horton as Nile’s full-time President and Chief Executive Officer, the monthly fee payable under the Services Agreement would be reduced to reflect the termination of Mr. Kazam’s services as Nile’s President and Chief Executive Officer.

Mr. Kazam, Nile’s former President and Chief Executive Officer and director, Arie S. Belldegrun, a former director of Nile, and David M. Tanen, a director of Nile until September 2009, are the principal owners of TRC. None of Messrs. Kazam and Tanen and Dr. Belldegrun received any of the stock options issued by Nile pursuant to the Services Agreement.

Horton Employment Agreement

The Horton Employment Agreement provided that if, prior to December 31, 2013, Nile completed a Change of Control Transaction (as defined in the Horton Employment Agreement) in which either (i) the outstanding shares of Nile’s common stock were exchanged for securities of another corporation, or (ii) Nile issued shares of its common stock, with no securities or other consideration paid or payable to holders of Nile’s common stock (e.g., a merger transaction in which Nile acquired another corporation in exchange for shares of Nile’s common stock), then Dr. Horton would be entitled to receive, immediately prior to the effective time of the Change of Control Transaction, a number of shares of Nile’s common stock equal to 5% of the shares of Nile’s common stock then outstanding on a fully-diluted basis. Upon the closing of the Merger, and pursuant to the terms of the Horton Employment Agreement, Dr. Horton received 77,208 shares of Capricor Therapeutics common stock, representing 5% of the number of outstanding shares of Nile common stock on a fully-diluted basis immediately prior to the Merger on a post-Reverse Stock Split basis. In connection with the Merger, Dr. Horton’s employment with Nile was terminated effective upon closing of the Merger.

Evans Employment Agreement

The Letter Agreement between Nile and Mr. Evans, its Chief Financial Officer, reduced Mr. Evans’ monthly salary and deferred the balance of his monthly base salary until such time as Nile completed an Interim Financing Event (as defined in the Evans Employment Agreement). In addition, the Evans Employment Agreement provided that if, prior to December 31, 2013, Nile completed a Change of Control Transaction (as defined in the Evans Employment Agreement) in which either (i) the outstanding shares of Nile’s common stock were exchanged for securities of another corporation, or (ii) Nile issued shares of its common stock, with no securities or other consideration paid or payable to holders of Nile’s common stock (e.g., a merger transaction in which Nile acquired another corporation in exchange for shares of Nile’s common stock), then Mr. Evans would be entitled to receive, immediately prior to the effective time of the Change of Control Transaction, a number of shares of Nile’s common stock equal to 4.5% of the shares of Nile’s common stock then outstanding on a fully-diluted basis. In consideration of the foregoing, the Evans Employment Agreement provided that Nile would have no further obligations pursuant to the Severance Benefits Agreement between Nile and Mr. Evans, dated July 24, 2010, a copy of which was attached as Exhibit 10.2 to Nile’s Current Report on Form 8-K filed July 27, 2010. Upon the closing of the Merger, and pursuant to the terms of the Evans Employment Agreement, Mr. Evans received 69,487 shares of Capricor Therapeutics common stock, representing 4.5% of the outstanding shares of Nile common stock on a fully-diluted basis immediately prior to the Merger on a post-Reverse Stock Split basis. In connection with the Merger, Mr. Evans’ employment with Nile was terminated effective upon closing of the Merger.

The termination of each of the Services Agreement, the Horton Employment Agreement and the Evans Employment Agreement were effected pursuant to the terms of the Merger Agreement and became effective upon the closing of the Merger.

Item 2.01	Completion of Acquisition or Disposition of Assets

The information set forth or incorporated by reference in Item 1.01 under the section titled, “Background” of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth or incorporated by reference in Item 1.01 under the section titled, “Background” of this Current Report on Form 8-K is incorporated herein by reference. Additionally, the information set forth or incorporated by reference in Item 1.02 under the sections titled, “Horton Employment Agreement” and “Evans Employment Agreement” of this Current Report on Form 8-K is incorporated herein by reference. The shares of common stock were issued pursuant to an exemption from registration under the Securities Act in reliance on Section 4(2) thereof and Rule 506 of Regulation D thereunder. Each of Dr. Horton and Mr. Evans, and each former Capricor stockholder who received shares of common stock in connection with the Merger, is an “accredited investor” (as defined in Regulation D) or has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of an investment in the securities of Capricor Therapeutics, as required by Regulation D, and is acquiring the shares of common stock for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The shares of common stock have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K nor any of the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock or any other securities of Capricor Therapeutics.

Item 3.03	Material Modification to Rights of Security Holders

Reverse Stock Split, Name Change and Reduction in the Number of Authorized Shares

The information set forth or incorporated by reference in Item 1.01 under the section titled, “Background” of this Current Report on Form 8-K is incorporated herein by reference.

On November 12, 2013, the Nile stockholders approved the Charter Amendments, which consisted of amendments to Nile’s certificate of incorporation to: (i) effect a reverse stock split at a ratio of up to 1-for-100; (ii) change the corporate name from “Nile Therapeutics, Inc.” to “Capricor Therapeutics, Inc.”; and (iii) reduce the total number of authorized shares of common stock from 100,000,000 to 50,000,000, and to reduce the total number of authorized shares of preferred stock from 10,000,000 to 5,000,000. On November 13, 2013, following stockholder approval of a reverse stock split at a ratio of up to 1-for-100, the board of directors of each of Nile and Capricor acted to set the reverse stock split ratio at 1:50. Upon the filing of a certificate of amendment to Nile’s certificate of incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware, the Charter Amendments became effective at 4:00 p.m. Eastern time on November 20, 2013. Upon the effectiveness of the Charter Amendments and as a result of the Reverse Stock Split, the shares of Nile common stock (including such common stock underlying warrants and options exercisable for Nile common stock) outstanding immediately prior to the effective time of the Charter Amendments were reclassified into a smaller number of shares, such that a pre-Merger stockholder of Nile now owns one new share of Capricor Therapeutics common stock for each 50 shares of Nile common stock held by such stockholder immediately prior to the effective time of the Merger. Warrants and options exercisable for Nile common stock were similarly affected as further described in Item 1.01 under the section titled, “Background” of this Current Report on Form 8-K. The Merger became effective at 4:30 p.m. Eastern time on November 20, 2013, and the common stock of Capricor Therapeutics began trading on the OTC Markets on a post-Reverse Stock Split basis on November 21, 2013 under the ticker symbol “NLTXD.” Effective December 20, 2013, the common stock of Capricor Therapeutics will begin trading under the ticker symbol “CAPR.”

The information set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment that effectuated the Reverse Stock Split, Name Change and Share Reduction as described herein, which was filed with the Secretary of State of the State of Delaware and became effective on November 20, 2013 in accordance with its terms. The Certificate of Amendment is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant

The information set forth or incorporated by reference in Item 1.01 under the section titled, “Background,” and Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth or incorporated by reference in Item 1.01 under the section titled, “Background” of this Current Report on Form 8-K is incorporated herein by reference.

Effective immediately upon consummation of the Merger, Dr. Horton resigned from her positions as the President and Chief Executive Officer and Daron Evans resigned from his position as the Chief Financial Officer of Nile. Effective as of November 22, 2013, the following persons were appointed as officers of the Company: Dr. Linda Marbán, Chief Executive Officer; Anthony Bergmann, Director of Finance and Treasurer; Karen G. Krasney, Executive Vice President, General Counsel; Dr. Anthony Davies, Chief Technology Officer; Rachel Smith, Vice President of Research and Development; and Andrew Hamer, Vice President of Medical Affairs.

Andrew Hamer, M.D., 52, joined Capricor in November 2013 as the Vice President of Medical Affairs. He completed internal medicine and cardiology training at Green Lane Hospital in Auckland, New Zealand, having completed his degree in medicine from Otago University. Dr. Hamer also completed a Senior Cardiology Fellowship at the Deaconess Hospital and at Harvard Medical School in Boston. He served as Chairman of the New Zealand branch of the Cardiac Society of Australia and New Zealand from 2008-2009. In 2008, Dr. Hamer also co-chaired the Cardiac Surgery Services Development Working Group (CSSDG). In 2009, Dr. Hamer was selected by the Minister of Health to lead the development of the National Cardiac Surgery Clinical Network to oversee the implementation of the CSSDG recommendations, leading to substantial improvements in cardiac surgery delivery in New Zealand. In 2011, Dr. Hamer was asked to lead the expansion of the network to incorporate all of the cardiac services, forming the New Zealand Cardiac Clinical Network. In this role he has lead the implementation of national strategies to improve the equity and access to cardiac services and the establishment of national registries for acute coronary syndrome, percutaneous coronary intervention and cardiac surgery to enable continuous quality improvement from a local to national level. Throughout this time Dr. Hamer has been a cardiologist and internal medicine specialist at Nelson Hospital, where he has been a principal investigator for over 40 multi-center clinical trials in acute coronary syndrome, cholesterol, hypertension, heart failure, diabetes and atrial fibrillation management.

The biographical information of Dr. Marbán, Mr. Bergmann, Ms. Krasney, Dr. Davies and Ms. Smith is incorporated herein by reference from the section entitled “Directors and Executive Officers of Capricor” beginning on page 105 of the Proxy Statement.

Effective immediately upon consummation of the Merger, each of Dr. Horton, Arie S. Belldegrun, M.D., Pedro Granadillo, Peter M. Kash, Ed.D. and Paul A. Mieyal, Ph.D. resigned from the board of directors of Nile. In connection with his resignation and effective immediately upon consummation of the Merger, Mr. Granadillo also resigned from the Audit Committee and the Compensation Committee, including from his position as Chair of the Compensation Committee. Dr. Mieyal also resigned from the Audit Committee and the Compensation Committee effectively immediately upon consummation of the Merger, and Dr. Kash resigned from the Compensation Committee and the Nominating and Corporate Governance Committee, including from his position as Chair of the Nominating and Corporate Governance Committee.

Pursuant to the terms of the Merger Agreement, Nile agreed to cause certain persons to be elected to the board of directors of Capricor Therapeutics (the “Board”). On November 21, 2013, the following individuals were elected to the Board: Dr. Frank Litvack, Louis Manzo, Louis Grasmick, David Musket, George Dunbar, Earl Collier, Jr., and Dr. Marbán. The biographical information of Dr. Litvack, Messrs. Manzo, Grasmick, Musket, Dunbar and Collier and Dr. Marbán is incorporated herein by reference from the section entitled “Directors and Executive Officers of Capricor” beginning on page 105 of the Proxy Statement.

The Audit Committee of the Board is comprised of Mr. Musket and Mr. Dunbar, who served on the Capricor board of directors and audit committee prior to the Merger, and Gregory Schafer, who served on the Nile board of directors and audit committee prior to the Merger, with Mr. Schafer serving as Chair of the Audit Committee. The Board has determined that Mr. Schafer is qualified as an “audit committee financial expert,” as defined by applicable Securities and Exchange Commission rules.

Item 8.01	Other Events

On November 21, 2013, Capricor Therapeutics issued a press release announcing the consummation of the Merger, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information set forth in this Item 8.01, including the text of the press release attached as Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

Number	Description
3.1	Certificate of Amendment to Certificate of Incorporation filed November 20, 2013.
99.1	Press Release dated November 21, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAPRICOR THERAPEUTICS, INC.

Date: November 26, 2013	By:	/s/ Linda Marbán
Dr. Linda Marbán
Chief Executive Officer

EXHIBIT INDEX

Capricor Therapeutics, Inc.

Form 8-K Current Report

Exhibit
Number	Description

3.1	Certificate of Amendment to Certificate of Incorporation filed November 20, 2013.

99.1	Press Release dated November 21, 2013.